Exhibit 99.1

BGC Partners, Inc.

Unaudited Pro Forma Condensed Consolidated and Combined Financial Information

As previously reported, on December 11, 2015 BGC Partners, Inc. (the “Company” or “BGC”) completed the disposition of all the equity interests in the entities that make up the Trayport business (the “Trayport Business”) of the Company’s consolidated subsidiary GFI Group Inc. (“GFI”) to Intercontinental Exchange, Inc. (“ICE”) for 2,527,658 shares of the common stock of ICE with respect to the $650 million purchase price as adjusted at closing (the “Trayport Transaction”). The Trayport Transaction was pursuant to the previously reported Stock Purchase Agreement, dated as of November 15, 2015, by and among GFINet, Inc., GFI TP Holdings Pte Ltd., ICE, GFI, and BGC. The Company has the right to sell the shares of ICE common stock that it received upon completion of the Trayport Transaction pursuant to a registration rights agreement entered into at the closing. In connection with the completion of the Trayport Transaction, the Company incurred a banking fee from Cantor Fitzgerald & Co., an affiliate, of $5.1 million.

BGC owns 67% of the outstanding shares of common stock of GFI and has consolidated GFI in BGC’s consolidated financial statements beginning on March 2, 2015. On August 24, 2015, all restrictions prohibiting the Back-End Merger, as defined in the February 19, 2015 Tender Offer Agreement, were terminated. BGC is obligated to enter into a Back-End Merger agreement to acquire the remaining 33% of the outstanding shares of GFI common stock that it does not own, subject to certain conditions, by December 21, 2015, and it is currently anticipated that the Back-End Merger will be completed no later than January 29, 2016 (the “Completed GFI Merger”). After the Completed GFI Merger, BGC will own 100% of the outstanding shares of GFI common stock.

On May 8, 2015, BGC filed with the Securities and Exchange Commission (the “SEC”) Amendment No. 1 to Current Report on Form 8-K/A to report BGC’s probable acquisition of 100% of the outstanding shares of GFI common stock. That Form 8-K/A included, as Exhibit 99.1 thereto, the audited financial statements of GFI as of and for the year ended December 31, 2014 and, as Exhibit 99.2 thereto, BGC’s unaudited pro forma condensed combined financial information as of and for the year ended December 31, 2014, giving effect to BGC’s probable acquisition of 100% of the outstanding shares of GFI common stock, as if such acquisition had occurred on January 1, 2014.

The following unaudited pro forma condensed consolidated and combined financial information is presented in accordance with the rules specified by Article 11 of Regulation S-X promulgated by the SEC and has been prepared subject to the assumptions and adjustments as described in the notes thereto. Specifically, the unaudited pro forma condensed consolidated and combined financial information set forth below reflects the effects of the Trayport Transaction on (i) BGC’s statement of financial condition as of September 30, 2015, as if the Trayport Transaction had occurred on that date, and (ii) BGC’s statements of operations for the year ended December 31, 2014 and the nine months ended September 30, 2015, as if the Trayport Transaction had occurred on January 1, 2014. In presenting BGC’s unaudited pro forma condensed consolidated and combined statement of financial condition as of September 30, 2015 giving effect to the Trayport Transaction, certain adjustments have been made to BGC’s historical unaudited statement of financial condition as of September 30, 2015, as reported in BGC’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2015, to reflect the effects of the Completed GFI Merger, as if it also had occurred on September 30, 2015. In presenting BGC’s unaudited pro forma condensed consolidated and combined statement of operations for the nine months ended September 30, 2015 giving effect to the Trayport Transaction, certain adjustments have been made to BGC’s historical unaudited statement of operations for the nine months ended September 30, 2015, as reported in BGC’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2015, to reflect the effects of the Completed GFI Merger, as if it also had occurred on January 1, 2014, as well as to include the operations of GFI from January 1, 2015 to March 1, 2015, the date prior to the date that BGC began to consolidate the operations of GFI in BGC’s unaudited statement of operations (the “Pre-Acquisition Period”). The presentation of BGC’s unaudited pro forma condensed consolidated and combined statement of operations for the year ended December 31, 2014 giving effect to the Trayport Transaction is based on BGC’s unaudited historical pro forma condensed combined statement of operations for the year ended December 31, 2014, giving effect to BGC’s probable acquisition of 100% of the outstanding shares of GFI common stock, as if it also had occurred on January 1, 2014, as presented in Exhibit 99.2 to BGC’s Amendment No. 1 to Current Report on Form 8-K/A filed with the SEC on May 8, 2015. Management believes that the assumptions used and adjustments made are reasonable under the circumstances and given the information available.

The following unaudited pro forma condensed consolidated and combined financial information is for illustrative and informational purposes only and is not necessarily indicative of the financial condition or results of operations of the Company that would have occurred if the Trayport Transaction and the Completed GFI Merger had occurred on the dates indicated, nor is it indicative of the future financial condition or results of operations of the Company. The unaudited pro forma condensed consolidated and combined statements of operations also do not reflect the gain from the Trayport Transaction, the potential use of proceeds, potential actions to reduce corporate overhead, potential tax or hedging strategies, or any potential change in the value of the shares of ICE common stock received in the Trayport Transaction. In addition, the unaudited pro forma condensed consolidated and combined financial information does not include any adjustments in respect to certain expenses recorded that were related to non-recurring events unrelated to the Trayport Transaction and Completed GFI Merger (for example, a $121 million charge related to the impairment of goodwill recorded by GFI in 2014).

The unaudited pro forma condensed consolidated and combined financial information should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed consolidated and combined financial statements;

•	BGC’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014;

•	GFI’s audited consolidated financial statements included in GFI’s Annual Report on Form 10-K for the year ended December 31, 2014;

•	BGC’s unaudited condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2015;

•	GFI’s unaudited condensed consolidated financial statements included in GFI’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2015 and for the three and nine months ended September 30, 2015; and

•	The “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and any updates to those risk factors or new risk factors contained in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

PRO FORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF FINANCIAL CONDITION

As of September 30, 2015

(in thousands, except per share amounts)

(unaudited)

	BGC Partners, Inc. Historical (a)	Completed GFI Merger Adjustments (b)		Trayport Transaction Adjustments (c)		BGC Partners, Inc. Pro Forma
Assets
Cash and cash equivalents	$424,390	$(112,939	) (1)	$(4,012	) (1)	$307,439
Cash segregated under regulatory requirements	5,309	—		—		5,309
Securities owned	34,503	—		—		34,503
Marketable securities	109,740	—		629,084	(2)	738,824
Receivables from broker-dealers, clearing organizations, customers and related broker-dealers	1,192,724	—		—		1,192,724
Accrued commissions receivable, net	360,735	—		(13,189	) (1)	347,546
Loans, forgivable loans and other receivables from employees and partners, net	169,646	—		—		169,646
Fixed assets, net	150,679	—		(6,743	) (1)	143,936
Investments	34,463	—		—		34,463
Goodwill	953,923	—		(161,500	) (1)	792,423
Other intangible assets, net	320,400	—		(51,920	) (1)	268,480
Receivables from related parties	13,431	—		—		13,431
Other assets	347,903	—		(12,345	) (1)(3)	335,558

Total assets	$4,117,846	$(112,939)		$379,375		$4,384,282

Liabilities, Redeemable Partnership Interest, and Equity
Short-term borrowings	$75,000	$—		$—		$75,000
Securities sold, not yet purchased	31	—		—		31
Securities loaned	54,731	—		—		54,731
Accrued compensation	307,464	—		(3,066	) (4)	304,398
Payables to broker-dealers, clearing organizations, customers and related broker-dealers	1,074,232	—		—		1,074,232
Payables to related parties	32,741	—		5,100	(5)	37,841
Accounts payable, accrued and other liabilities	696,085	(112,939	) (1)	(20,191	) (4)(5)	562,955
Notes payable and collateralized borrowings	841,042	—		—		841,042

Total liabilities	3,081,326	(112,939)		(18,157)		2,950,230
Redeemable partnership interest	61,726	—		—		61,726
Equity
Stockholders’ equity:
Class A common stock, par value $0.01 per share	2,522	245	(2)	—		2,767
Class B common stock, par value $0.01 per share	348	—		—		348
Additional paid-in capital	1,006,386	231,075	(2)	—		1,237,461
Contingent Class A common stock	55,484	—		—		55,484
Treasury stock	(207,796)	—		—		(207,796)
Retained earnings (deficit)	(303,234)	—		265,246	(5)(6)	(37,988)
Accumulated other comprehensive income (loss)	(25,942)	—		654	(7)	(25,288)

Total stockholders’ equity	527,768	231,320		265,900		1,024,988
Noncontrolling interest in subsidiaries	447,026	(231,320)		131,632	(6)	347,338

Total equity	974,794	—		397,532		1,372,326

Total liabilities, redeemable partnership interest, and equity	$4,117,846	$(112,939)		$379,375		$4,384,282

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated and combined financial statements.

PRO FORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2014

(in thousands, except per share amounts)

(unaudited)

	BGC Partners, Inc. Historical Pro Forma (d)	Trayport Transaction Adjustments (e)		BGC Partners, Inc. Pro Forma
Revenues:
Commissions	$1,762,516	$—		$1,762,516
Principal transactions	434,281	—		434,281
Real estate management services	163,227	—		163,227
Fees from related parties	28,379	—		28,379
Market data and software solutions	112,475	(74,811	) (1)(2)	37,664
Interest income	10,150	(21	) (1)	10,129
Other revenues	149,801	(3,502	) (1)	146,299

Total revenues	2,660,829	(78,334)		2,582,495
Expenses:
Compensation and employee benefits	1,645,141	(30,812	) (1)	1,614,329
Allocations of net income and grant of exchangeability to limited partnership units and FPUs	127,828	—		127,828

Total compensation and employee benefits	1,772,969	(30,812)		1,742,157
Occupancy and equipment	211,731	(5,796	) (1)	205,935
Fees to related parties	12,137	—		12,137
Professional and consulting fees	93,727	(1,224	) (1)	92,503
Communications	135,315	2,538	(1)(2)	137,853
Selling and promotion	103,389	(2,167	) (1)	101,222
Commissions and floor brokerage	147,124	—		147,124
Interest expense	69,216	—		69,216
Impairment of goodwill and long-lived assets	125,680	—		125,680
Other expenses	193,342	(4,232	) (1)	189,110

Total expenses	2,864,630	(41,693)		2,822,937
Other income (losses), net:
Gain (loss) on divestiture and sale of investments	(58)	—		(58)
Gains (losses) on equity method investments	(1,010)	—		(1,010)
Other income (loss)	52,769	—		52,769

Total other income (losses), net	51,701	—		51,701

Income (loss) from operations before income taxes	(152,100)	(36,641)		(188,741)
Provision for income taxes	(24,902)	(7,263	) (3)	(32,165)

Consolidated net income (loss)	$(127,198)	$(29,378)		$(156,576)

Less: Net income (loss) attributable to noncontrolling interest in subsidiaries	(39,865)	(9,445	) (4)	(49,310)

Net income (loss) available to common stockholders	$(87,333)	$(19,933)		$(107,266)

Per share data:
Basic earnings per share:
Net income (loss) available to common stockholders	$(87,333)			$(107,266)

Basic earnings per share	$(0.36)			$(0.44)

Basic weighted-average shares of common stock outstanding	245,149			245,149

Fully diluted earnings per share:
Net income (loss) for fully diluted shares	$(87,333)			$(107,266)

Fully diluted earnings per share	$(0.36)			$(0.44)

Fully diluted weighted-average shares of common stock outstanding	245,149			245,149

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated and combined financial statements.

PRO FORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2015

(in thousands, except per share amounts)

(unaudited)

	BGC Partners, Inc. Historical (f)	Pre-Acquisition Period and Completed GFI Merger Adjustments (g)		Trayport Transaction Adjustments (h)		BGC Partners, Inc. Pro Forma
Revenues:
Commissions	$1,424,357	$78,848		$—		$1,503,205
Principal transactions	238,958	31,803		—		270,761
Real estate management services	135,997	—		—		135,997
Fees from related parties	19,310	—		—		19,310
Market data and software solutions	68,344	17,200		(55,122	) (1)(2)	30,422
Interest income	6,253	342		(14	) (1)	6,581
Other revenues	8,774	14,539		(379	) (1)	22,934

Total revenues	1,901,993	142,732		(55,515)		1,989,210
Expenses:
Compensation and employee benefits	1,216,105	85,933	(1)(2)	(22,484	) (1)	1,279,554
Allocations of net income and grant of exchangeability to limited partnership units and FPUs	113,921	587	(6)	(3,208	) (4)	111,300

Total compensation and employee benefits	1,330,026	86,520		(25,692)		1,390,854
Occupancy and equipment	157,373	10,162		(4,389	) (1)	163,146
Fees to related parties	13,564	—		—		13,564
Professional and consulting fees	51,400	(8,340	) (1)	(876	) (1)	42,184
Communications	88,550	8,320		1,640	(1)(2)	98,510
Selling and promotion	70,609	4,536		(1,563	) (1)	73,582
Commissions and floor brokerage	25,616	3,476		—		29,092
Interest expense	51,285	4,956		—		56,241
Other expenses	75,022	3,845	(1)(3)	(3,441	) (1)	75,426

Total expenses	1,863,445	113,475		(34,321)		1,942,599
Other income (losses), net:
Gain (loss) on divestiture and sale of investments	679	—		—		679
Gains (losses) on equity method investments	2,678	1,000		—		3,678
Other income (loss)	94,976	(29,040	) (1)	—		65,936

Total other income (losses), net	98,333	(28,040)		—		70,293

Income (loss) from operations before income taxes	136,881	1,217		(21,194)		116,904
Provision for income taxes	41,055	2,397	(4)	(5,107	) (3)	38,345

Consolidated net income (loss)	$95,826	$(1,180)		$(16,087)		$78,559

Less: Net income (loss) attributable to noncontrolling interest in subsidiaries	34,053	(3,221	) (5)(6)	(2,914	) (4)	27,918

Net income (loss) available to common stockholders	$61,773	$2,041		$(13,173)		$50,641

Per share data:
Basic earnings per share:
Net income (loss) available to common stockholders	$61,773					$50,641

Basic earnings per share	$0.26					$0.21

Basic weighted-average shares of common stock outstanding	239,856					239,856

Fully diluted earnings per share:
Net income (loss) for fully diluted shares	$93,119					$76,485

Fully diluted earnings per share	$0.25					$0.21

Fully diluted weighted-average shares of common stock outstanding	370,147					370,147

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated and combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1.	Basis of Presentation

BGC Partners, Inc.’s (the “Company” or “BGC”) unaudited pro forma condensed consolidated and combined financial information has been compiled from underlying financial statements prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). They reflect the Company’s disposition of all the equity interests in the entities that make up the Trayport business (the “Trayport Business”) of the Company’s consolidated subsidiary GFI Group Inc. (“GFI”) to Intercontinental Exchange, Inc. (“ICE”) for 2,527,658 shares of ICE common stock (the “Trayport Transaction”), and the Company’s purchase of the remaining 33% of GFI, as BGC is obligated to complete the Back-End Merger (the “Completed GFI Merger”).

The unaudited pro forma condensed consolidated and combined financial information should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed consolidated and combined financial statements;

•	BGC’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014;

•	GFI’s audited consolidated financial statements included in GFI’s Annual Report on Form 10-K for the year ended December 31, 2014;

•	BGC’s unaudited condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2015;

•	GFI’s unaudited condensed consolidated financial statements included in GFI’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2015 and for the three and nine months ended September 30, 2015; and

•	The “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and any updates to those risk factors or new risk factors contained in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

The unaudited pro forma condensed consolidated and combined financial information is presented in accordance with the rules specified by Article 11 of Regulation S-X promulgated by the SEC, and has been prepared subject to the assumptions and adjustments as described in these notes. The unaudited pro forma condensed consolidated and combined statement of financial condition gives effect to the Completed GFI Merger and the Trayport Transaction, as if they had occurred on September 30, 2015. The unaudited pro forma condensed consolidated and combined statements of operations for the year ended December 31, 2014 and for the nine months ended September 30, 2015 give effect to the Completed GFI Merger and the Trayport Transaction, as if they had occurred on January 1, 2014. Management believes that the assumptions used and adjustments made are reasonable under the circumstances and given the information available.

The unaudited pro forma condensed consolidated and combined financial information is for illustrative and informational purposes only and is not necessarily indicative of the financial condition or results of operations of the Company that would have occurred if the Completed GFI Merger and the Trayport Transaction had occurred on the dates indicated, nor is it indicative of the future financial condition or results of operations of the Company. The unaudited pro forma condensed consolidated and combined statements of operations also do not reflect the gain from the Trayport Transaction, the potential use of proceeds, potential actions to reduce corporate overhead, potential tax or hedging strategies, or any potential change in the value of the shares of ICE common stock received in the Trayport Transaction. In addition, the unaudited pro forma condensed consolidated and combined financial information does not include any adjustments in respect to certain expenses recorded that were related to non-recurring events unrelated to the Trayport Transaction and Completed GFI Merger (for example, a $121 million charge related to the impairment of goodwill recorded by GFI in 2014).

2.	The Completed GFI Merger and the Trayport Transaction and Related Adjustments

Unaudited pro forma condensed consolidated and combined statement of financial condition as of September 30, 2015

The following notes relate to the unaudited pro forma condensed consolidated and combined statement of financial condition as of September 30, 2015:

(a)	Amounts as originally reported by BGC in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2015.

(b)	As a result of the Completed GFI Merger, it is assumed that BGC will purchase the remaining 56,435,876 shares of GFI common stock as follows:

(1)	BGC will pay a cash consideration of $112.9 million for 18,514,553 shares of GFI common stock at a price of $6.10 per share. This consideration was previously classified as a liability in Accounts payable, accrued and other liabilities.

(2)	BGC will purchase 37,921,323 shares of GFI common stock at a price of $6.10 per share, with 24,452,439 shares of BGC Class A common stock valued at a price of $9.46 per share, pursuant to the Tender Offer Agreement. The total value of the BGC shares of Class A common stock to be issued is $231.3 million, of which $0.2 million is recorded as an increase in Class A common stock and $231.1 million is recorded as an increase in Additional paid-in capital.

(c)	Represents the following:

(1)	Elimination of assets sold as a result of the Trayport Transaction.

(2)	Receipt of 2,527,658 shares of ICE common stock, inclusive of working capital adjustment.

(3)	The $12.3 million elimination of Other assets includes an $8.8 million decrease in the Company’s Deferred tax assets related to the estimated taxes associated with the Trayport Transaction, assuming the foreign proceeds from the sale are not repatriated. The majority of the proceeds were received in a foreign jurisdiction. Repatriation of all of the foreign proceeds from the Trayport Transaction would result in a net tax liability of approximately $64.0 million.

(4)	A $3.1 million decrease in Accrued compensation and a $23.2 million decrease in Accounts payable, accrued and other liabilities assumed by ICE as a result of the Trayport Transaction.

(5)	An increase of approximately $5.1 million and $3.0 million in Payables to related parties and Accounts payable, accrued and other liabilities, respectively, related to professional fees as a result of the Trayport Transaction, which also impacts Retained earnings (deficit). The $5.1 million of Payables to related parties represents the banking fee owed to Cantor Fitzgerald & Co.

(6)	The estimated after-tax gain from the Trayport Transaction, which is allocated to Noncontrolling interest in subsidiaries and common stockholders. The allocation to Noncontrolling interest in subsidiaries includes potential allocations to limited partnership units and founding/working partner units, as the Company does not intend to distribute these amounts. Allocations to common stockholders are reflected in the unaudited pro forma condensed consolidated and combined statement of financial condition within Retained earnings (deficit).

(7)	The Trayport Business currency translation adjustment previously included in Accumulated other comprehensive income (loss), which is now included in the after-tax gain on sale as a result of the Trayport Transaction.

Unaudited pro forma condensed consolidated and combined statement of operations for the year ended December 31, 2014

The following notes relate to the unaudited pro forma condensed consolidated and combined statement of operations for the year ended December 31, 2014:

(d)	Amounts as reported by BGC in Exhibit 99.2 to Form 8-K/A filed with the SEC on May 8, 2015, which included an unaudited historical pro forma condensed combined statement of operations for the year ended December 31, 2014 based on the assumption of the probable 100% acquisition of GFI by BGC as of January 1, 2014, which amounts include the effect of the Completed GFI Merger.

(e)	Represents the following:

(1)	The elimination of revenues and expenses associated with the Trayport Transaction.

(2)	The elimination of revenues excludes $3.4 million of intercompany revenues generated by the Trayport Business which were not included in GFI’s consolidated financial results. As a result of the Trayport Transaction, Communications expense increased by this same amount as these would have been third-party expenses.

(3)	The corresponding tax effects of the above items and other intercompany adjustments.

(4)	Certain BGC employees hold limited partnership interests in BGC Holdings, L.P., which generally receive quarterly allocations of net income based on their weighted-average pro rata share of economic ownership of the Company’s operating subsidiaries. The annual allocations of net income on such limited partnership units are reflected under Allocations of net income and grant of exchangeability to limited partnership units and FPUs in the Company’s unaudited condensed consolidated statements of operations. However, as the consolidated and combined company had a loss on a pro forma basis for the year ended December 31, 2014, the allocation for founding/working partner units, limited partnership units and Cantor units is reflected as a component of Net income (loss) attributable to noncontrolling interest in subsidiaries.

Unaudited pro forma condensed consolidated and combined statement of operations for the nine months ended September 30, 2015

The following notes relate to the unaudited pro forma condensed consolidated and combined statement of operations for the nine months ended September 30, 2015:

(f)	Amounts as originally reported by BGC Partners in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2015.

(g)	The addition of GFI’s revenues and expenses for the period January 1, 2015 through the date prior to the date of BGC’s consolidation of GFI, March 1, 2015 (the “Pre-Acquisition Period”), in order to present the effects of the Completed GFI Merger and the Trayport Transaction as if both had occurred on January 1, 2014. In addition, the following adjustments were made:

(1)	All non-recurring pro forma adjustments directly related to the acquisition of GFI are excluded from the unaudited pro forma condensed consolidated and combined statement of operations for the nine months ended September 30, 2015. These include:

•	Severance and compensation restructuring charges of $22.2 million incurred by GFI are excluded from Compensation and employee benefits.

•	The aggregate of BGC’s and GFI’s professional fees incurred, which totaled $16.2 million, are excluded from Professional and consulting fees.

•	Prior to the completion of the acquisition of GFI by BGC, GFI had entered into an agreement with the CME Group Inc. (“CME”) for CME to acquire GFI. The CME transaction was terminated and, as a result, GFI incurred breakage costs of $24.7 million. These costs, along with $8.8 million of other restructuring costs to GFI, are excluded from Other expenses.

•	The $29.0 million gain recorded by the Company upon acquisition of GFI on the 17.1 million shares of GFI common stock owned prior to the completion of the acquisition, is excluded from Other income (loss).

(2)	Includes $2.1 million of additional amortization of GFI’s unvested RSUs converted into deferred cash awards in connection with the acquisition at the price $6.10 per RSU, for the Pre-Acquisition Period.

(3)	Includes $2.3 million of additional amortization of GFI intangible assets acquired, for the Pre-Acquisition Period.

(4)	The corresponding tax effects of the above items.

(5)	The elimination of $4.1 million of GFI earnings from Net income (loss) attributable to noncontrolling interest in subsidiaries as a result of the Completed GFI Merger.

(6)	The impact of the above items on allocations of net income to limited partnership units, founding/working partner units, noncontrolling interest in subsidiaries and common stockholders.

(h)	Represents the following:

(1)	The elimination of revenues and expenses associated with the Trayport Transaction.

(2)	The elimination of revenues excludes $2.3 million of intercompany revenues generated by the Trayport Business which were not included in GFI’s consolidated financial results. As a result of the Trayport Transaction, Communications expense increased by this same amount as these would have been third-party expenses.

(3)	The corresponding tax effects of the above items and other intercompany adjustments.

(4)	The impact of the above items on allocations of net income to limited partnership units, founding/working partner units, noncontrolling interest in subsidiaries and common stockholders.

The unaudited pro forma condensed consolidated and combined statements of operations for the year ended December 31, 2014 and for the nine months ended September 30, 2015 do not reflect items that are non-recurring and that are not expected to have a continuing impact on the Company, which include the following:

•	The expected gain on sale related to the Trayport Transaction;

•	Professional and consulting fees of approximately $8.1 million incurred as a result of the Trayport Transaction;

•	The corresponding tax effects of the above items; and

•	The impact of the above items on allocations of net income to limited partnership units, founding/working partner units, noncontrolling interest in subsidiaries and common stockholders.